UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2025

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 26, 2025, AIM ImmunoTech Inc. (the “Company”) issued a press release announcing the appointment of David I. Chemerow to its Board of Directors (the “Board”), effective February 24, 2025, to serve until the Company’s 2025 Annual Meeting of Stockholders. A copy of the press release is furnished herewith as Exhibit 99.1.

The Board has determined that Mr. Chemerow meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. Mr. Chemerow does not have (i) any arrangement or understanding with any other person pursuant to which he was appointed as a director, or (ii) any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Chemerow does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Chemerow brings more than 40 years of finance, accounting and operations leadership experience across multiple industries. He previously served as the Chief Financial Officer and Treasurer, and prior to that as Chief Revenue Officer, of Comscore, Inc., an American-based global media measurement and analytics company. Prior to his tenure at Comscore, Mr. Chemerow served as the Chief Operating Officer and Chief Financial Officer of Rentrak Corporation through its merger with Comscore, Inc. in January 2016. Prior to 2009, Mr. Chemerow held senior executive roles leveraging his financial, business and operational expertise across multiple companies.

Mr. Chemerow currently serves on the Board of Directors for Dunham’s Athleisure Corporation, a sporting goods retailer, and on the Advisory Board of Huntington Outdoor, LLC, an outdoor advertising company. Additionally, Mr. Chemerow serves on the Board of non-profit theater, The Martha’s Vineyard Playhouse, and is President of the Board of the Pilot Hill Farm Association. Previously, Mr. Chemerow served as a member of the Board of Directors of RiceBran Technologies, Inc., a Nasdaq and OTC company, and served 15 years as a Board member of Playboy Enterprises.

Mr. Chemerow earned an AB in Mathematics from Dartmouth College in 1973 and an MBA from Dartmouth College in 1975. Academic honors include Phi Beta Kappa, Magna Cum Laude with Highest Distinction.

Mr. Chemerow will be compensated for being a director and serving on committees in the same manner as all directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2025, the Company adopted Restated and Amended Bylaws. The Restated and Amended Bylaws revise Section 1.6 Quorum, reducing the quorum for stockholder meetings from 40% to 33 and 1/3%.

Cautionary Statement Regarding Forward-Looking Statements

This current report, including exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. The Company urges investors to consider the various risk factors and cautionary statements in its filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

3.7(ii)	Amended and Restated By-Laws
99.1	Press Release dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: February 26, 2025	By	/s/ Thomas K. Equels
Thomas K. Equels, CEO

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